                                                               Exhibit 10.39




                                OFFICE LEASE
                                ------------

                   ARTICLE 1 - PARTIES AND REFERENCE DATA
                   --------------------------------------

         As used in this Lease the following terms shall have the following meanings:

         1.1. Landlord: CORTEX WEST DEVELOPMENT I, LLC, a Missouri limited
              --------
liability company, having as its address for notice purposes c/o CORTEX, 1401 South Brentwood Boulevard, Suite 675, St. Louis, Missouri 63144.

         1.2. Tenant: Stereotaxis, Inc., a Delaware corporation, having as
              ------
its address for notice purposes prior to the Commencement Date 4041 Forest Park Boulevard, St. Louis, Missouri 63108, Attn: Chief Financial Officer and from and after the Commencement Date 4320 Forest Park Boulevard, St. Louis, Missouri 63108, Attn: Chief Financial Officer.

         1.3. Date of this Lease: November 15, 2004
              ------------------

         1.4. Intentionally Omitted
              ---------------------

         1.5. Design Completion Date (Exhibit B): January 15, 2005.
              ----------------------------------

         1.6. Commencement Date (of this Lease): The earlier of (i) the
              ---------------------------------
first day of December, 2005 or (ii) the date Tenant begins operating its business in the Premises; subject, however, to Section 3.1 and 3.2 of this Lease.

         1.7. Term: Ten (10) Lease Years. As used in this Lease, the term
              ----
"Lease Year" means a twelve (12) month period during the term of this Lease (as it may be extended), the first Lease Year beginning on the Commencement Date if the Commencement Date is the first day of a month, or if the Commencement Date is not the first day of a month then on the first day of the calendar month next following the Commencement Date and including the period of time from the Commencement Date to the first day of the month next following the Commencement Date.

         1.8. Building: The office building to be constructed in the City of
              --------
St. Louis, Missouri, to be known and numbered as 4320 Forest Park Boulevard, St. Louis, Missouri 63108, including the land upon which it is situated (the "Property"). The Building will have three (3) floors plus a mechanical penthouse and consist of approximately 175,000 gross square feet, subject to final measurement of the number of usable square feet in the Premises in accordance with BOMA Standards. The west wing will have approximately * square feet on each floor. Tenant will have exclusive use of a minimum of 100 parking spaces on the Property as of the Commencement Date or such lesser number of parking spaces on the Property as may be determined by Tenant in its discretion from time to time.

         1.9. Premises: All of the first and second floors of the west wing
              --------
of the Building provided that the Premises shall not include until occupied by Tenant any of such space in excess of approximately * total rentable square feet of office space (the "Office Space") and approximately * total rentable square feet of assembly space (the "Assembly Space") as generally shown in Exhibit A-1

* - REDACTED TEXT - CONFIDENTIAL TREATMENT REQUESTED; OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



and A-2 attached to this Lease and as improved in accordance with the provisions of Exhibit B attached to this Lease. The Office Space shall be generally located on the first and second floors and the Assembly Space shall be located on the first floor. Upon completion of construction of the Building, Landlord shall cause the usable area of the Premises to be measured by Landlord's licensed architect or engineer using the current version of the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International (the "BOMA Standards"); provided, however, that the rentable area of the Premises shall be calculated by multiplying the usable area of the Premises by 1.12 and the BOMA Standards shall not be used in calculating the rentable area of the Premises. The Annual Base Rent set forth in Section 1.11 and the Monthly Base Rent set forth in Section 1.12 hereof shall be adjusted to reflect the rentable area of the Premises as so calculated. Tenant shall have the right to have such measurement verified by Tenant's independent licensed architect or engineer. The additional space for the Premises in excess of the initial Office Space and the initial Assembly Space shall be included in the Premises on the date Tenant begins use of all or a portion of such space and Rent and other charges shall commence to be payable for such space as of the date of such first use by Tenant at the rate per rentable square foot set forth below for additional Office Space. The Assembly Space at the below stated rent for the Assembly Space shall be limited to * rentable square feet at such rent. However, Tenant may take additional Assembly Space in excess of * rentable square feet at the below stated rent for Office Space.

         1.10. Permitted Use: General office usage, testing, including
               -------------
animal testing (limited to testing on dogs, pigs and sheep), and assembly of medical devices and any other uses incidental thereto; provided, however, that if Landlord shall lease any space within the Building (including consent by Landlord to any assignment or subletting which expands the permitted uses within the Building) for uses other than the foregoing uses, then the Permitted Use hereunder shall be similarly expanded to include such other uses (excluding any retail in the Building, leases for amenities to serve the tenants of the Building and leases to vendors of tenants in the Building).

         1.11. Annual Base Rent: Amounts as follows per rentable square foot
               ----------------
in the Premises:

------------------------------------------------------------------------------------------------
       LEASE YEAR               ANNUAL BASE RENT                     ANNUAL BASE RENT
                                FOR OFFICE SPACE                    FOR ASSEMBLY SPACE
------------------------------------------------------------------------------------------------
       1 through  2              $ * per r.s.f.                       $ ** per r.s.f.
------------------------------------------------------------------------------------------------
       3 through  4              $ * per r.s.f.                       $ ** per r.s.f.
------------------------------------------------------------------------------------------------
       5 through  6              $ * per r.s.f.                       $ ** per r.s.f.
------------------------------------------------------------------------------------------------
       7 through  8              $ * per r.s.f.                       $ ** per r.s.f.
------------------------------------------------------------------------------------------------
       9 through 10              $ * per r.s.f.                       $ ** per r.s.f.
------------------------------------------------------------------------------------------------

*Subject to a maximum of * rentable square feet of Assembly Space and subject to change to the Annual Base Rent for Office Space if assembly use is discontinued and changed to office use. Tenant expressly reserves the right to change or reconfigure all or any part of the Assembly Space to Office Space; provided, however, in the event of any such change or reconfiguration, the rent for such changed space shall become the Base Rent for Office Space, Landlord shall not be obligated to provide any leasehold improvements or leasehold improvement allowance, and any such change or reconfiguration shall be subject to the provisions of Article 11 of this Lease.

                                     2


         1.12. Monthly Base Rent Installment: The following amounts (subject
               -----------------------------
to adjustment in accordance with Section 1.9) during the following periods within the Term:

--------------------------------------------------------------------------
    LEASE YEAR            MONTHLY BASE RENT        MONTHLY BASE RENT
                          FOR OFFICE SPACE**      FOR ASSEMBLY SPACE**
--------------------------------------------------------------------------
    1 through  2                  $*                      $*
--------------------------------------------------------------------------
    3 through  4                  $*                      $*
--------------------------------------------------------------------------
    5 through  6                  $*                      $*
--------------------------------------------------------------------------
    7 through  8                  $*                      $*
--------------------------------------------------------------------------
    9 through 10                  $*                      $*
--------------------------------------------------------------------------

**Subject to adjustment pursuant to Section 1.9 of this Lease and Exhibit B to this Lease.

         1.13. Public Liability Insurance Required: Two Million Dollars.
               -----------------------------------

         1.14. Security Deposit: Fifty Thousand and 00/100 Dollars
               ----------------
($50,000.00).

         1.15. Expense Stop: $7.50 per rentable square foot per year. The
               ------------
Expense Stop shall not be reduced if tax abatement or similar tax relief is granted for the Building or Property. Landlord agrees to exercise reasonable efforts to obtain tax abatement for the Building, but such tax abatement shall not be a condition to the Lease.

         1.16. Intentionally Omitted.
               ---------------------

         1.17. Number of Parking Spaces: Two and one half (2.5) undesignated
               ------------------------
and unreserved parking spaces on the Property around the Building for each 1,000 rentable square feet included in the Premises (including any expansion of the Premises) for the periods of time during the Term at no charge to Tenant or to Tenant's guests, and unreserved visitor parking being made available at a location and upon conditions determined by Landlord, subject to the provisions of Section 21.17 hereof. If Landlord has not acquired the land shown on the Site Plan attached hereto as Exhibit J prior to the Commencement Date, then Landlord shall obtain alternative parking within two
(2) blocks of the Building and Tenant shall be entitled to the exclusive use of the one hundred (100) parking spaces currently owned by Landlord and located on the Property.

         1.18. Leasing Brokers: None.
               ---------------

         1.19. Exhibits: The following Exhibits attached to this Lease are
               --------
incorporated herein by this reference:

               A-1.  Floor Plan of First Floor
               A-2.  Floor Plan of Second Floor
               A-3. Floor Plan of Expansion Space (First Expansion Space and Second Expansion Space--total space for both)
               B.    Work to be Performed on the Premises by Landlord
               C.    Building Rules
               D.    Memorandum of Occupancy
               E.    Lease Estoppel Certificate
               F.    Subordination, Non-Disturbance and Attornment Agreement
               G.    Janitorial Services Schedule
               H.    Memorandum of Lease
               I.    Schematic Layout of the Premises
               J.    Site Plan

                                     3


                         ARTICLE 2 - DEMISING CLAUSE
                         ---------------------------

         Landlord, for and in consideration of the rents, covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Tenant, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises on the terms and conditions contained herein.

                       ARTICLE 3 - TERM AND POSSESSION
                       -------------------------------

         3.1. Term. The Term shall commence on the Commencement Date and
              ----
shall continue for the Term, unless earlier terminated as provided herein, provided that the Term shall include any period of beneficial occupancy for purposes of operating a business prior to the Commencement Date and all of the obligations of the parties under this Lease shall commence on the date of such beneficial occupancy for purposes of operating a business, except that Base Rent shall be equitably prorated based upon the portion of the Premises beneficially occupied.

         3.2. Delay in Occupancy. If the Premises are not ready for
              ------------------
occupancy on the Commencement Date this Lease shall nevertheless continue in effect, but the Commencement date shall be delayed until the Premises are ready for Tenant's occupancy, and Landlord shall have no other liability whatsoever on account thereof, except as expressly provided herein. Rent shall not be abated if the Premises are not ready for occupancy because of or resulting from: (a) the failure to complete the installation of special items specified by Tenant after the Design Completion Date, (b) any delay resulting from Tenant's failure to make timely selection of colors or materials or to submit plans on or prior to the Plan Submission Date in accordance with Exhibit B, (c) changes or additions by Tenant to the Approved Plans (as defined in Exhibit B), or (d) revisions requested by Tenant to the Approved Plans or rebidding requested by Tenant of the work contemplated by the Approved Plans to contractors after the Design Completion Date (the foregoing events are herein called a "Tenant Delay"). The Premises shall be deemed ready for occupancy if a certificate or temporary certificate of occupancy has been issued for the Premises and only insubstantial details of construction, decoration or mechanical adjustments remain to be done which will not interfere with the operation of Tenant's business. On the date on which Tenant takes possession of the Premises (or as soon as practicable thereafter), the parties shall execute a Memorandum of Occupancy in the form attached hereto as Exhibit D confirming the Commencement Date and setting forth any incomplete items (if any), but failure to execute such document shall not in any manner affect the obligations of the parties hereunder.

         Notwithstanding the foregoing if the Premises are not ready for occupancy on or prior to December 1, 2005 (which delivery date shall not be subject to force majeure) and if the cause for the Premises not being ready for occupancy is not a Tenant Delay, then Landlord shall indemnify and hold harmless Tenant from and against any claims, losses, and expenses (including, without limitation, reasonable attorney's fees and expenses) relating to the cost of occupancy of real estate by Tenant (including, without limitation, claims by Tenant's existing lessor for consequential or other

                                     4


damages and holdover rent under its existing lease, dated August 15, 2001, with Emerging Technologies Building II, LLC at 20 South Sarah Street) sustained by Tenant as a result of such failure to deliver the Premises on or prior to December 1, 2005. Should the Premises fail to be delivered on or prior to May 1, 2006 and should such failure not be due to a Tenant Delay, Tenant shall have the right by written notice to Landlord given prior to May 1, 2006 to terminate this Lease without liability in which event the Security Deposit shall be returned to Tenant.

         3.3. Renewal Option. Tenant, upon giving Landlord not less than one
              --------------
hundred eighty (180) days prior written notice in each instance, shall have the right to renew the Term with respect to all space in the Building then under lease to Tenant for two (2) additional three (3) year periods at a rental equal to the Fair Market Value Rental Rate (as defined below) for comparable office buildings in the vicinity of the Building. At such time as Tenant notifies Landlord of Tenant's desire to renew this Lease, Landlord shall within fifteen (15) days thereafter notify Tenant of Landlord's interpretation of the Fair Market Value Rental Rate. Tenant may accept the rate as quoted, or elect to enter into negotiations with Landlord for a period not to exceed sixty (60) days, during which both parties will negotiate on a diligent, good faith basis to arrive at an agreement concerning the Fair Market Value Rental Rate. Should an agreement not be reached by both parties during said sixty (60) day period, then the Fair Market Value Rental Rate shall be determined as provided in this section. Within ten (10) days following the end of such sixty (60) day period, each party shall appoint an independent appraiser having the designation of MAI and is knowledgeable with respect to valuation of rental rates in the geographic area of the Building. Each appraiser shall be asked to give such appraiser's professional opinion as to the Fair Market Value Rental Rate for the Premises. Each appraiser shall be asked to deliver such appraiser's opinion simultaneously to Landlord and Tenant within fifteen (15) days after the appointment of such appraiser. If a party fails to appoint an appraiser, then the Fair Market Value Rental Rate shall be determined by the single appraiser appointed. If the opinions of the Fair Market Value Rental Rate differ by no more than ten (10) percent of the lower of such Rates, then the average of the Fair Market Value Rental Rates contained in such opinions shall be the Fair Market Value Rental Rate for the relevant renewal term. Otherwise, the two (2) appraisers shall appoint a third appraiser to give such third appraiser's professional opinion as to the Fair Market Value Rental Rate which shall be no lower than the lower of the two (2) prior opinions and no higher than the higher of the two (2) prior opinions. The determination of such third appraiser of the Fair Market Value Rental Rate shall govern; provided, however, that in no event shall the Fair Market Value Rental Rate be less than the Annual Base Rent for the prior term of this Lease (the initial term or any renewal term, as the case may be). The cost of the appraiser appointed by Landlord shall be paid by Landlord. The cost of the appraiser appointed by Tenant shall be paid by Tenant. The cost of the third appraiser, if any, shall be shared equally by Landlord and Tenant. Tenant may exercise the second renewal option only if Tenant has exercised the first renewal option.

         3.4. Early Entry. Landlord shall endeavor, so long as Tenant is
              -----------
using labor compatible with Landlord's labor forces at the Property at that time, to permit Tenant, at its option, along with its contractors, subcontractors and agents, to enter the Premises at any time during the four
(4) weeks immediately prior to the scheduled Commencement Date and in any event no less than three (3) weeks prior to the scheduled Commencement Date and Tenant, along with its contractors, subcontractors and agents, shall be permitted to enter the First Expansion Space and the Second Expansion Space at any time during the two (2) weeks prior to the scheduled commencement date with respect to the First Expansion Space and Second Expansion Space, as the case may be or if available at an earlier date, provided such entry and work shall be in harmony with Landlord's

                                     5


contractors, and with no obligation on the part of Tenant to pay rent or other costs during such period of occupancy, for the purpose of constructing Tenant's improvements, installing furniture, fixtures and equipment (including telephone equipment) as well as non-Building standard leasehold improvements. Tenant and its contractors shall have free use of such electricity, heating, ventilation and air conditioning and elevator service as may be available during the period of such early entry for installation of Tenant's improvements. All provisions of this Lease (with the exception of the obligation to pay Rent) shall be applicable during any such early entry of the Premises, the First Expansion Space or the Second Expansion Space, as the case may be. All installations made by Tenant and work performed by Tenant in the Premises during such early entries shall be at the sole risk of Tenant. Tenant's entry into the Premises prior to the Commencement Date shall not cause any delay in Landlord's work in the Premises and if such a delay is caused, the Commencement Date shall be accelerated by one (1) day for each day of such delay caused by Tenant, whether or not Landlord's work is complete as of such accelerated Commencement Date.

         3.5. First Expansion. Landlord shall lease to Tenant and Tenant
              ---------------
shall lease from Landlord an additional approximately 8,000 rentable square feet in the Building (the "First Expansion Space") commencing at the beginning of the fourth Lease Year. The First Expansion Space shall be the remainder of the unleased area on the first and second floors of the west wing and the balance on the third floor of the west wing of the Building in a location approved by Landlord and Tenant in the area shown on Exhibit A-3. Tenant may, upon one hundred eighty (180) days prior written notice, request delivery of the First Expansion Space at any time following the Commencement Date, but the First Expansion Space shall, in any event, become a part of the Premises without further action of the parties and Tenant shall become obligated to pay Rent and other charges hereunder for the First Expansion Space at the rental rates and upon the other terms and conditions of this Lease (including, without limitation, the Expense Stop) upon the earlier of:
(a) the date of occupancy of the First Expansion Space by Tenant, or (b) the first day of the thirty seventh (37th) month of the Term of this Lease provided Landlord has substantially completed the buildout of the First Expansion Space in accordance with plans approved by Landlord and Tenant and the same are ready for occupancy. It is understood and agreed that any portion of the First Expansion Space taken by Tenant before the required take-down as of the thirty seventh (37th) month of the term of the Lease shall be counted towards the 8,000 square feet for the First Expansion Space. By way of example only, if Tenant has leased an additional 6,000 square feet on the second floor of the west wing on the twenty fifth (25th) month after the Commencement Date, then Tenant shall be obligated under this
Section 3.5 to take only an additional 2,000 rentable square feet on the remainder of the west wing (if any). Tenant shall deliver to Landlord Tenant's schematic layout for the First Expansion Space at least ninety (90) days prior to the beginning of the fourth Lease Year containing information sufficient for Landlord to prepare plans and specifications for the improvement of the First Expansion Space. Should Tenant fail to deliver such schematic layout for the First Expansion Space on or prior to such date, then the rent for the First Expansion Space shall commence to be payable on the first day of the thirty seventh (37th) month of the term of this Lease notwithstanding that the build out of the First Expansion Space may be incomplete.

         3.6. Second Expansion. Landlord shall lease to Tenant and Tenant
              ----------------
shall lease from Landlord an additional approximately 8,000 rentable square feet in the Building (the "Second Expansion Space") commencing at the beginning of the sixth Lease Year. The Second Expansion Space shall be in a location approved by Landlord and Tenant, but contiguous to the Premises in the area shown on Exhibit A-3. Tenant may, upon one hundred eighty (180) days prior written notice, request delivery of the Second Expansion Space at any time following the Commencement Date,

                                     6


but the Second Expansion Space shall, in any event, become a part of the Premises without further action of the parties and Tenant shall become obligated to pay Rent and other charges hereunder for the Second Expansion Space at the rental rates and upon the other terms and conditions of this Lease (including, without limitation, the Expense Stop) upon the earlier of:
(a) the date of occupancy of the Second Expansion Space by Tenant, or (b) the first day of the sixty first (61st) month of the Term of this Lease provided Landlord has substantially completed the buildout of the Second Expansion Space in accordance with plans approved by Landlord and Tenant and the same are ready for occupancy. It is understood and agreed that any additional space leased by Tenant before the required take-down of the Second Expansion Space as of the sixty first (61st) month of the term of the Lease shall be counted towards the 8,000 square feet for the Second Expansion Space so long as Tenant has leased all of the First Expansion Space. By way of example only, if Tenant has leased an additional 3,000 square feet in the Building (excluding the * rentable square feet leased initially or in connection with the expansion pursuant to Section 3.5) on the fifty first (51st) month after the Commencement Date, then Tenant shall be obligated under this Section 3.6 to take only an additional 5,000 rentable square feet contiguous to the then existing Premises. Tenant shall deliver to Landlord Tenant's schematic layout for the Second Expansion Space at least ninety (90) days prior to the beginning of the sixth Lease Year containing information sufficient for Landlord to prepare plans and specifications for the improvement of the Second Expansion Space. Should Tenant fail to deliver such schematic layout for the Second Expansion Space on or prior to such date, then the rent for the Second Expansion Space shall commence to be payable on the first day of the sixty first (61st) month of the term of this Lease notwithstanding that the build out of the Second Expansion Space may be incomplete.

         3.7. Expansion Space Improvement Allowance. Landlord shall provide
              -------------------------------------
to Tenant a leasehold improvement allowance for each of the First Expansion Space and the Second Expansion Space equal to $3.50 per rentable square foot for each Lease Year remaining in the initial term of this Lease as of the expected commencement date with respect to the lease of such additional space in respect of which Tenant does not have the option to terminate this Lease pursuant to Section 3.8 hereof, subject to Tenant's right to waive the provisions of Section 3.8 hereof described below in this section. By way of example only, if Tenant elects to lease an additional 6,000 rentable square feet on the second floor of the west wing following the second Lease Year, then Landlord shall provide a leasehold improvement allowance of $3.50 multiplied by the number of years remaining in the term of this Lease in respect of which Tenant does not have an option to terminate this Lease pursuant to Section 3.8 hereof; provided, however, that if Tenant waives the provisions of Section 3.8 hereof, then Landlord shall provide a leasehold improvement allowance of $3.50 multiplied by the number of years remaining in the initial term of this Lease (exclusive of renewal terms). Notwithstanding the foregoing, Landlord shall not be obligated to provide a leasehold improvement allowance in respect of any portion of the First Expansion Space or Second Expansion Space in which leasehold improvements (consistent with the scope of the leasehold improvements made at the beginning of the term of this Lease) have been made prior to the date on which such portion becomes a portion of the Premises.

         3.8. Termination Option-Unavailability of Space. Tenant shall have
              ------------------------------------------
the option exercisable by written notice given at least one (1) year in advance and delivered at any time during the term following the end of the sixth (6th) Lease Year to terminate this Lease at the end of the twelfth
(12th) month succeeding the month in which such notice is given only in the event that Landlord is unable to deliver such additional space within the Building as Tenant shall deem necessary in Tenant's sole discretion as to which Tenant has given Landlord at least one hundred

                                     7


eighty (180) days advance notice of Tenant's need for such additional space. This option to terminate shall expire, lapse and become void upon the first day of the eighth (8th) Lease Year. Should Tenant elect to terminate the Lease pursuant to the options set forth in this section, then on the termination date, and as a condition to such termination, Tenant shall pay to Landlord a termination fee in an amount equal to one hundred twenty (120) percent of Landlord's unamortized expense of improving the Premises for Tenant as described in Exhibit B hereto (and inclusive of the leasehold improvement allowance described in Section 3.7 hereof), computed on a straight line basis over ten (10) years.

         3.9. Termination Option-Change of Control. Tenant shall have the
              ------------------------------------
option exercisable by written notice given at least one (1) year in advance and delivered at any time during the term following the end of the fifth
(5th) Lease Year to terminate this Lease at the end of the twelfth (12th) month succeeding the month in which such notice is given only in the event that majority control of Tenant is changed at any time during the term of this Lease. Should Tenant elect to terminate the Lease pursuant to the option set forth in this section, then on the termination date, and as a condition to such termination, Tenant shall pay to Landlord all rent and other charges accrued through the date of termination plus a termination fee in an amount equal to fifty percent (50%) of the Base Rent payable by Tenant during the balance of the then existing term (initial term, or a renewal term as the case may be) of this Lease, and Tenant shall vacate and surrender the Premises to Landlord in accordance with Article 16 of this Lease.

         3.10. Lapse of Options. The options set forth in Sections 3.3 and
               ----------------
3.8 shall be exercisable only so long as no uncured event of default by Tenant has occurred under this Lease and shall lapse and become void should Tenant assign its interest in this Lease in whole or in part or should Tenant sublet the Premises in whole or in part, in either case to an entity which is not a Tenant Affiliate or a Qualified Assignee (each as defined in Section 8.3 hereof); provided, however, that if Landlord consents to such assignment or subletting, such options shall not lapse in such event.

                              ARTICLE 4 - RENT
                              ----------------

         4.1. Annual Base Rent. Tenant shall pay the Annual Base Rent to
              ----------------
Landlord at the location designated from time to time by Landlord in the Monthly Base Rent Installment in advance on or prior to the first day of each and every month during the Term without setoff or deduction whatsoever, except as may be specifically provided in this Lease. The rent for any partial month shall be prorated on the basis of thirty (30) days to the month and shall be paid on the first day of such partial period.

         4.2. Adjustments to Annual Base Rent. The Annual Base Rent shall be
              -------------------------------
adjusted from time to time in accordance with this section to reflect increases in the expense of operating the Building ("Expenses"). The Annual Base Rent including the adjustments made pursuant to this section is referred to in this Lease as the "Rent". If the Expenses for any calendar year during the Term exceed the Expense Stop (the "Base Amount"), Annual Base Rent shall be adjusted to include Tenant's Pro Rata Share (as defined below) of such excess. As soon as practicable after the end of each calendar year (or portion thereof) during the Term, and no later than 120 days after the end of each calendar year, Landlord will provide Tenant with a written notice ("Statement") setting forth the amount of any adjustments to Annual Base Rent together with a statement of Expenses of operating the Building for the previous calendar year. Within thirty (30) days following receipt of the Statement, Tenant shall pay to Landlord: (a) the adjustment to Annual Base Rent for the

                                     8


previous calendar year after credit for any estimated payments which Tenant has made pursuant to this section; and (b) an estimated adjustment to Annual Base Rent for the months which have elapsed in the current calendar year based on the previous calendar year's increase in Expenses and Landlord's good faith projection of the increase in Expenses during the current calendar year after credit for any estimated payments made by Tenant pursuant to this section. Commencing with the month following the month in which the Statement is dated and continuing until such time as Tenant receives Landlord's next Statement, the Monthly Base Rent Installments shall be adjusted to include Tenant's Pro Rata Share of any Expenses in excess of the Base Amount based on Landlord's good faith projection of Expenses for the current calendar year. The adjusted portion of the payments of Annual Base Rent shall be credited against the actual Expenses as shown in Landlord's next Statement. If the next Statement shows that Tenant has overpaid and if Tenant is not then in monetary default, Landlord shall credit such overpayment against the next accruing payments of Rent until the overpayment is reduced to zero (and at the expiration or earlier termination of the Lease, Landlord shall pay to Tenant any remaining portion of overpayment). The obligation to pay the adjustments to Annual Base Rent shall survive any termination of the Term. Notwithstanding anything contained in this Section 4.2, the Annual Base Rent payable by Tenant shall in no event at any time be less than the Annual Base Rent specified in
Article 1 hereof.

         4.3. Expenses. Expenses shall mean all expenses and costs of
              --------
administering, repairing, managing, replacing, and operating the Building incurred by Landlord, including, without limitation, the following costs:
(a) wages of all employees at or below the grade of Building manager (including employment taxes and fringe benefits); (b) janitorial labor and materials; (c) costs of building security personnel and materials; (d) electricity, gas, sewer, water, trash disposal and other utilities; (e) maintenance and repairs (including maintenance and service contracts) ; (f) landscaping maintenance; (g) insurance premiums; (h) real estate and personal property taxes assessed on the Building and personal property of Landlord therein, including, without limitation, any decreases in taxes resulting from Landlord's obtaining real estate tax relief for the Building and any increases in real estate taxes resulting from the expiration of any real estate tax relief obtained for the Building, and further including any tax imposed as a substitute for or supplement to presently existing real estate and/or personal property taxes; (i) reasonable expenses of Landlord in attempting to reduce or limit real estate and/or personal property taxes (any refunds to be credited against taxes in the year received); (j) capital improvements to the extent necessary to comply with applicable governmental rules and regulations enacted after the Commencement Date, such costs to be amortized over a reasonable period of time in accordance with generally accepted accounting principles; (k) expense of building management fees not to exceed the market rate for similar buildings; and (l) capital expenses which reduce any component cost of Expenses (such cost to be reasonably amortized in accordance with generally accepted accounting principles by Landlord and Expenses to include only the cost as so amortized by Landlord during the calendar year for which such computation is made and not to exceed the reduction in Expenses resulting from such capital expense). Expenses shall not include: (u) advertising expense for the Building; (v) charges incurred by a tenant for work performed or services delivered to such tenant at the request of such tenant and not to all tenants of the Building; (w) costs of alterations of any tenant's premises; (x) principal and interest payments on loans made on the security of the Building; (y) costs of capital expenditures (except as provided above in this section);
(z) leasing commissions; costs incurred to make major repairs or replacements of any defective initial construction of the Building and related appurtenances as determined by Landlord regardless of how such costs are characterized under generally accepted accounting principles; legal expenses incurred in connection with the preparation or negotiation of leases or other related documents with tenants or prospective tenants of the

                                     9


Building, or in connection with disputes with any such tenants; costs of repairs or other work occasioned by fire or other casualty of an insurable nature or by means of eminent domain; costs for sculptures or other art; costs incurred in connection with the removal or cleanup of hazardous substances or materials from the Building or property; costs incurred in connection with renovating or otherwise improving or decorating space to be leased to tenants; any costs, fines or penalties incurred by reason of actual or alleged violations by Landlord of any governmental law or regulation. Actual Expenses, including the Base Amount, shall be adjusted by Landlord to reflect a ninety five (95) percent serviced and leased Building for the purpose of making the adjustment to Annual Base Rent, if the actual occupancy is less than ninety five percent (95%) for all or part of the year.

         Expenses shall not include cleaning, trash removal and janitorial service for the Assembly Space and Landlord shall reimburse Tenant for the actual cost incurred by Tenant in providing such service to the Assembly Space in an amount not to exceed $1.35 per rentable square foot in the Assembly Space and upon delivery of reasonable documentation supporting such cost. Tenant may request that Landlord provide such service to the Assembly Space, in which event Landlord shall do so, and in which event Expenses shall include such service to the Assembly Space.

         4.4. Tenant's Pro Rata Share. As used herein Tenant's Pro Rata
              -----------------------
Share shall be a fraction, the numerator of which is the usable area of the Premises for the applicable portion of the Term and the denominator of which is the total usable area of the Building. The details of such computation and appropriate supporting data shall be furnished by Landlord in its first Statement to Tenant.

         4.5. Calculation of Areas. The usable areas of the Premises and the
              --------------------
Building shall be computed using the standards of the Building Owners and Managers Association International current as of the date of this Lease.

         4.6. Audit Rights. Tenant shall have the right, at Tenant's sole
              ------------
cost and expense, to audit Landlord's records of Expenses for the Building provided that all of the following criteria have been met: (1) no audit shall be conducted during the months of January, February or March of any calendar year (Tenant's auditor shall make an appointment with the Landlord's audit supervisor designated by Landlord. Landlord and Tenant shall reasonably cooperate to arrange a mutually acceptable time within sixty (60) days of Tenant's request. Notwithstanding the foregoing, Landlord shall not be required to accommodate Tenant's auditors if other tenants have scheduled audits prior to Tenant's request on the date proposed by Tenant);
(2) before conducting any audit, Tenant must pay the full amount of Expenses billed and must not be in default of any other provision of this Lease; (3) Tenant may review only those records of Landlord that are specifically related to Expenses. (Without limiting the generality of the foregoing, Tenant may not review any other leases, cross easement agreements or Landlord's tax returns or financial statements.); (4) in conducting an audit, Tenant shall utilize an independent certified public accountant experienced in auditing office building records, subject to Landlord's reasonable prior approval; (5) the audit shall be conducted in St. Louis at a location determined by Landlord, which shall be, at Landlord's discretion, at the principal office of Landlord or its property manager; (6) upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data; (7) Tenant shall keep confidential all agreements involving the rights provided in this section and the results of any audits conducted hereunder. (Notwithstanding the foregoing, Tenant shall be permitted to furnish the foregoing information to its auditors to the extent that this information is required to perform their audit services for Tenant but whom shall also agree with Landlord in writing to be bound to confidentiality as hereinabove provided.); (8) the audit shall be conducted in accordance

                                     10


with generally accepted rules of auditing practices; (9) Tenant may not conduct an audit more often than once each calendar year; (10) Tenant may audit records with respect to each Lease Year only once; and (11) no audit shall cover a period of time in excess of the three (3) Lease Years immediately preceding the audit.

         If Tenant objects to Landlord's determination of Expenses, Tenant shall so advise Landlord, stating with specificity its reasons therefor. If Landlord and Tenant are unable, despite their good faith reasonable efforts, to agree upon the amount of Expenses, then, within thirty (30) days of Landlord's receipt of Tenant's objections thereto, either party may submit the matter to arbitration with a mutually acceptable third-party arbitration service. Tenant shall be entitled, upon three (5) days prior written notice, and during normal business hours at Landlord's office or such other place in the area in which the Building is located as Landlord may reasonably designate, to inspect and examine and/or have a reputable independent CPA or consultant selected by Tenant audit the books and records of Landlord relating to the determination of Expenses. If the audit discloses that the amount of Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated or understated Expenses for the subject calendar year by more than three percent (3%), in which case, Landlord shall pay all costs and expenses of the audit (not to exceed $2,000.00). Landlord shall maintain accurate and complete books and records evidencing Expenses for a period of not less than five (5) years after Landlord issues a statement for any calendar year. The books and records shall be located in the Building or another reasonable location in the area in which the Building is located.

                        ARTICLE 5 - SECURITY DEPOSIT
                        ----------------------------

         Tenant concurrently with its execution of this Lease has deposited with Landlord the Security Deposit to be held to guarantee the faithful performance by Tenant of all of its obligations under this Lease. Any interest earned thereon shall be the property of Landlord. Unless and until Tenant is in default with respect to any provision hereof, the Security Deposit shall be the property of Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may expend the whole or any part of the Security Deposit for the payment of any amount which Landlord may expend by reason of such default. If any portion or all of the Security Deposit is so used, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and failure to do so shall be a breach of this Lease. If Tenant shall not be in default under this Lease (beyond any applicable cure period), the Security Deposit shall be returned to Tenant at the end of the thirty sixth (36th) month after the Commencement Date. If Tenant is in default (beyond any applicable cure period as of such date), then Landlord shall hold the Security Deposit until the end of the Term and return to Tenant at the end of the Term any portion of the Security Deposit remaining after reimbursement to Landlord of any costs incurred due to any default; provided that Landlord may retain the Security Deposit (if not required to be released to Tenant after the 36th month) until such time as all amounts due from Tenant hereunder have been paid in full. In the event of a transfer of the Building, Landlord shall pay over the Security Deposit to Landlord's transferee to be held under the terms of this Lease and Landlord shall be released from all liability for the return of the Security Deposit. Under no circumstances shall the Security Deposit be interpreted as being part of the Rent.

                                     11

                          ARTICLE 6 - PERMITTED USE
                          -------------------------

         Tenant shall use and occupy the Premises only for the Permitted Use. Tenant shall comply, and shall use reasonable good faith effort to cause all persons permitted by Tenant to come upon the Premises to comply, with the Building Rules and with such reasonable modifications thereof as may be made from time to time in accordance with the terms of this Lease. Landlord shall not be liable for any nonobservance of such rules by any other person, but Landlord shall take reasonable steps to enforce such observance. All deliveries to the Premises shall be subject to the reasonable control of Landlord as to place and time of deliveries. Tenant shall not make or permit to be made any use of the Premises which is forbidden by applicable law or governmental regulation or which may be unreasonably dangerous to persons or property or which may be in conflict with or invalidate or increase the premium cost of any policy of insurance carried on the Building. If Landlord permits a use of the Premises which would increase the cost of insurance coverage on the Premises and/or Building by Landlord (which permission Landlord may refuse to give in its sole discretion), as a condition to such permission Tenant shall pay all of such increase in the cost of insurance.

                            ARTICLE 7 - SERVICES
                            --------------------

         7.1. Standard Services. Landlord at its expense shall furnish: (a)
              -----------------
heat and air conditioning to provide a seasonable temperature (subject to governmental regulations) for Tenant's use of the Premises under normal business operations; (b) sewer/plumbing service and cold water from the public supply for drinking, lavatory and toilet purposes and hot water for kitchen and lavatory purposes from regular Building supply drawn through fixtures installed by Landlord; (c) janitor service and customary cleaning in and about the Office Space, Monday through Friday (holidays excepted) in accordance with the Schedule of Janitorial Services attached hereto as Exhibit G (Tenant shall not engage any janitor or cleaning services for the Office Space without Landlord's prior written consent); (d) passenger elevator service in common with other tenants at all times (freight elevator service will be made available by Landlord upon reasonable notice by Tenant); (e) window washing of all windows in the Premises, both inside and out, at reasonable intervals; (f) electrical service at those points of connection provided and installed by Landlord and in the manner and to the extent deemed by Landlord to be standard; and (g) natural gas. Landlord shall maintain and operate the Building consistent with other Class A office buildings within the St. Louis Greater Metropolitan Area.

         7.2. Over standard Services. "Normal Business Hours" are from 7:00
              ----------------------
A.M. to 7:00 P.M. on Mondays through Fridays, and from 7:00 A.M. to 1:00 P.M. on Saturdays. If Tenant occupies the Premises after Normal Business Hours, Tenant shall reimburse Landlord for the increased expenses of providing utilities and other services necessary to operate the Building during such hours, including but not limited to, increased expenses for heating, air conditioning, security service, Building employees, overtime and any unusual janitorial service. Normal electrical consumption on the Premises is as follows: (i) electricity drawn from Building standard receptacles and Building standard lighting: 4.0 watts per rentable square foot in the Premises per hour; and (ii) Building standard heating, ventilating and air conditioning electrical consumption: 4.0 watts per rentable square foot in the Premises per hour. No other tenant of the Building shall be given more power without charge. Landlord shall cause separate meter(s) to be installed, at Landlord's option and expense, to measure the electricity consumed in the Assembly Space and Tenant shall pay to Landlord as Additional Rent any electricity consumed in the Assembly Space in excess of normal electrical consumption as described in the immediately prior sentence. Any amount of electricity in excess of such amounts consumed on the Premises shall be paid for by Tenant. Landlord reserves

                                     12


the right to hire a consulting utility engineer to determine consumption on the Premises or to install submeters to determine electrical consumption on the Premises at the expense of Landlord. A master meter if desired by Tenant may be installed at Tenant's expense. Landlord shall have access to such metering devices at all reasonable times and shall prepare a separate monthly statement of the utilities used by such equipment based on the utility rates established from time to time by the public utility furnishing such service. Tenant shall pay the amounts shown on such statements to Landlord within ten (10) days of receipt. Should Tenant fail to promptly pay for such service, Landlord may discontinue furnishing such service, which shall not be deemed an eviction (actual or constructive) or a disturbance of Tenant's possession, use and quiet enjoyment of the Premises. Tenant agrees that Landlord shall not be liable for damages resulting from such discontinuance, nor shall Tenant be relieved from the performance of any of its covenants or obligations under this Lease. Landlord, by furnishing any of the above services, shall not be deemed to have warranted the same to be free from any interruption or discontinuance that is beyond the reasonable control of the Landlord or which may result from occasional damage or malfunctions of equipment or distribution facilities. Any such interruption or discontinuance shall not constitute an eviction (actual or constructive) or a disturbance of Tenant's possession, use or quiet enjoyment of the Premises. Tenant agrees that Landlord shall not be liable for damages resulting from any such interruption or discontinuance, nor shall Tenant be relieved of the performance of any of its covenants or obligations under this Lease; provided, however, that if such interruption or discontinuance is within the reasonable control of Landlord and continues for more than 5 business days, then rent shall abate in proportion to the area of the Premises made unusable by such interruption until such service is restored.

         7.3. Access to Premises. So long as no uncured default by Tenant
              ------------------
has occurred hereunder and subject to applicable laws and ordinances, Tenant shall be entitled to access and use the Premises on a twenty four (24) hours per day, seven (7) days per week, basis subject to such reasonable security provisions as may be promulgated by Landlord.

                    ARTICLE 8 - SUBLETTING AND ASSIGNMENT
                    -------------------------------------

         8.1. Subletting and Assignment Prohibited. Tenant shall not by
              ------------------------------------
operation of law or otherwise, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed so long as the proposed use conforms to the Permitted Use, have the right to assign, hypothecate, mortgage, encumber or convey this Lease or any interest in or under it, or to sublet, or otherwise permit occupancy by any other person or entity of all or any portion of the Premises. For the purposes of this section any transfer of an ownership interest in an entity tenant (other than an entity tenant whose stock is publicly traded) in which a transfer of control of the entity is effected shall be deemed to be an assignment of this Lease. Any document purporting to sublet the Premises or assign Tenant's interest in this Lease shall be of no force or effect unless the same shall bear the written consent of Landlord. No subtenant or assignee shall use the Premises for any purpose other than the Permitted Use. No permitted sublease or assignment shall in any way release Tenant from its primary liability under this Lease. If Tenant desires the consent of Landlord to sublease or assign, at least thirty (30) but no more than one hundred twenty (120) days prior to the date on which Tenant desires the assignment or sublease to be effective (the "Transfer Date") Tenant must submit the proposed sublease or assignment to Landlord for its approval, together with the following documents: (a) a detailed description of the portion of the Premises proposed to be sublet (which must be a single, self-contained unit comprised of not less than 3,000 rentable square feet (the "Space")); (b) a complete financial statement of the subtenant or assignee with an

                                     13


authorization to verify the same; (c) a declaration by the subtenant or assignee as to the type of business to be carried out and the number of employees to occupy the Space; (d) payment of a $800.00 fee for processing of the sublease or assignment documents; (e) proof of payment of all leasing commissions, if applicable; and (f) executed lease estoppel certificates from Tenant and the proposed subtenant or assignee in the Building standard form. If Tenant is permitted to sublease or assign at a Base Rent in excess of that provided for herein, all of such excess shall be paid by Tenant to Landlord as received. Landlord shall not consent to an assignment of this Lease or a subletting of all or any portion of the Premises if (i) an uncured default by Tenant under this Lease shall exist or (ii) prior to the end of the fifth Lease Year only for a rent of less than $20.00 per rentable square foot if the Building is not 95% or more leased. Upon any assignment or subletting other than to a Tenant Affiliate or Qualified Assignee, the provisions of the last sentences of Sections 1.8 and 1.17 hereof shall lapse and become void and thereafter Landlord shall be obligated only to provide the number of parking spaces on the Property required by the formula contained in the first sentence of Section 1.17 hereof.

         8.2. Option to Terminate. This section shall not apply to an
              -------------------
assignment or subletting to a Tenant Affiliate or a Qualified Assignee, or any subletting of less than 2,500 square feet to a subtenant having a business relationship with Tenant other than the sublease. If Tenant notifies Landlord of Tenant's desire to assign or sublet, Landlord shall have the option to terminate this Lease as to the entire Premises in the case of an assignment or as to the Space in the case of a sublease. Landlord may exercise such option on or before the expiration of twenty (20) days following Landlord's receipt of Tenant's notice of its desire to assign or sublet. Should Landlord exercise such option this Lease shall terminate as to the Space as of the Transfer Date as if such date were the expiration date of the Term. Within 10 business days after Tenant's receipt of Landlord's notice to exercise its option to terminate this Lease, Tenant may rescind its notice to assign or sublease.

         8.3. Permitted Transfers. The consent of the Landlord need not be
              -------------------
obtained if the assignment or sublease does not change the use of the Premises and is to any present or future affiliate (including any wholly-owned subsidiary thereof) of Tenant, or to any unaffiliated new entities that may be formed by Tenant pursuant to a corporate reorganization or merger, including any subsidiary or affiliated entity thereof (collectively a "Tenant Affiliate"). Tenant shall give Landlord written notice of any assignment to a Tenant Affiliate, including the effective date of the assignment ("Effective Date"). No such sublease or assignment shall release Tenant from Tenant's liability under this Lease. Tenant shall not be required to obtain Landlord's consent to sell ownership interests in Tenant or to sell substantially all of the assets of Tenant (including the assignment of this Lease pursuant to such a sale) to another entity so long as the use of the Premises shall not change and the net worth of the transferee entity is equal to or better than that of Tenant as of the Commencement Date (a "Qualified Assignee"). Tenant on the Commencement Date shall provide Landlord with sufficient documentation evidencing the net worth of Tenant as of the Commencement Date.

               ARTICLE 9 - QUIET POSSESSION AND SUBORDINATION
               ----------------------------------------------

         Landlord covenants and agrees with Tenant that so long as Tenant is not in default hereunder beyond any applicable notice and cure periods, Tenant shall peaceably and quietly enjoy the Premises through the Term without hindrance or molestation by anyone claiming through or under Landlord, subject, however, to the terms of this Lease. This Lease shall be made subject and

                                     14


subordinate to all present financial encumbrances on the Building by execution by Landlord, Tenant and the holder of any deed of trust on the Building of a Subordination Non-Disturbance and Attornment Agreement ("SNDA") substantially in the form attached hereto as Exhibit F, which Landlord and Tenant agree to execute and deliver. Landlord, within ninety
(90) days following the Commencement Date (or within sixty (60) days following execution thereof, if earlier), shall obtain execution of the SNDA by the holder of any deed of trust on the Building, shall cause the SNDA to be recorded in the land records of St. Louis City, Missouri, and shall deliver a copy of the recorded SNDA to Tenant. Thereafter, upon the request of Landlord, Tenant agrees to execute additional SNDAs with future lenders to Landlord on the condition that such SNDAs are substantially in the form of the SNDA attached hereto.

                   ARTICLE 10 - LANDLORD'S RESERVED RIGHTS
                   ---------------------------------------

         Landlord reserves the following rights: (a) to change the name or street address of the Building; (b) to maintain signs on the exterior of the Building so long as such signs do not block the view from the Premises; (c) to designate or approve (not to be unreasonably withheld) all sources furnishing Building related services to tenants; (d) during the Term (if Tenant has as uncured default) to display "for rent" signs on and exhibit and otherwise prepare the Premises for reoccupancy; (e) to retain passkeys to all doors within and into the Premises; (f) during the last 180 days of the Term to exhibit the Premises to prospective lessees; (g) to grant to anyone the exclusive right to conduct any particular business in the Building; (h) to close the Building on legal holidays and to effect such reasonable security measures as Landlord may deem appropriate and in the best interests of the Building and tenants; subject, however, to Tenant's right to admittance under such reasonable security regulations as Landlord may prescribe from time to time; (i) to approve the weight, size and location of safes or other heavy objects, which objects may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall direct, and in all events at Tenant's sole risk and responsibility; (j) to exclude from the Building all disorderly persons, persons under the influence of alcohol or a controlled substance, idlers and peddlers, solicitors, and persons entering in crowds or in such unusual numbers as to cause inconvenience to the tenants of the Building; and (k) to take any and all measures necessary or desirable for the operation, safety, protection or preservation of the Building, including repairs, alterations, decorations, additions or improvements, whether structural or otherwise, in and about the Building or any part thereof, and during the continuance of any such work to temporarily close doors, entry ways, public spaces and corridors in the Building and to interrupt or temporarily suspend Building services or facilities. Landlord may enter upon the Premises and may exercise any or all of the foregoing rights without being deemed guilty of an eviction (actual or constructive) or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of Rent or affecting of Tenant's obligations hereunder; provided, however, that Landlord shall at all times in exercising its rights under this Article 10 exercise its best efforts to minimize any disruption to the operation of Tenant's business.

                  ARTICLE 11 - ALTERATIONS AND IMPROVEMENTS
                  -----------------------------------------

         Tenant shall not, without the prior written consent of Landlord, make any structural, electrical, mechanical or plumbing alterations, improvements or additions to the Premises (hereinafter referred to as a "Change"). If Landlord consents to a Change it may impose such conditions with respect thereto as Landlord reasonably deems appropriate, including without limitation, requiring Tenant to furnish insurance against liabilities which may arise out of such work

                                     15


and the plans and specifications together with all necessary permits for such Change. The work necessary to make the Change shall be done at Tenant's expense by employees or contractors reasonably approved by Landlord and compatible with the employees then working in the Building. Tenant shall promptly pay, when due, the cost of all such work and of all decorating required by reason thereof. Tenant shall also pay to Landlord an amount sufficient to reimburse Landlord for all actual, out of pocket expenses arising from Landlord's involvement with such work. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall defend and hold Landlord and the Building harmless from all costs, damages and liens and expenses related to such work. In connection with such work Tenant shall never be deemed an agent of Landlord. All work done by Tenant or its contractors shall be done in a first class workmanlike manner using only good grades of materials and shall comply with all applicable codes, rules and regulations, union and insurance requirements. Any Change shall (without compensation to Tenant) become Landlord's property at the termination of the Term, and shall, unless Landlord conditions Landlord's consent to the Change upon the removal of the Change at the termination or expiration of this Lease, be relinquished to Landlord in good condition, ordinary wear excepted.

                    ARTICLE 12 - REPAIRS AND REPLACEMENTS
                    -------------------------------------

         Landlord, at its expense, shall maintain and keep in good condition (similar to other Class A office buildings) the Premises and Building, except for damage to the Premises or Building caused by acts or omissions of Tenant, its agents, employees, contractors, guests or invitees, in which event (subject to the provisions of Section 19.2 hereof) Tenant will bear the cost of such maintenance, repair or replacement to the extent not covered by Landlord's insurance, and Landlord shall cause the Building to comply with all applicable laws and regulations, including, without limitation, the Americans with Disability Act. Tenant, at its expense, shall keep the Premises in a safe and tenantable condition and in first class order and appearance and shall cause the Premises to comply with all applicable laws, codes and ordinances relating to Tenant's particular use of the Premises, including, without limitation, the Americans with Disabilities Act. If Tenant does not do so (after notice to Tenant and a reasonable opportunity to cure) Landlord may (but need not) restore the Premises to a safe and tenantable condition, and Tenant shall pay the cost thereof forthwith upon being billed by Landlord. This section shall not apply to damage or destruction and condemnation proceedings otherwise provided for in this Lease.

                     ARTICLE 13 - DESTRUCTION OR DAMAGE
                     ----------------------------------

         If a substantial portion of the Premises or the Building be rendered untenantable, inaccessible or unsafe by fire or other casualty, and if it is reasonably anticipated that even though undertaken and pursued with all due diligence it will require more than six (6) months to repair the damaged area from the date of the casualty, or if the Building or Premises are damaged by an uninsured casualty either Landlord or Tenant may terminate this Lease as of the date of such casualty by written notice to the other party given within sixty (60) days after such occurrence. If neither party elects to terminate this Lease, Landlord shall proceed with all due diligence to repair the damaged area at Landlord's expense to substantially the same condition as existed immediately prior to the casualty, and the Rent shall equitably abate until the Premises are fully restored. If the Premises are not fully restored within 60 days after the period of time reasonably anticipated by Landlord to be required to repair the Premises, then Tenant shall have the right to terminate this

                                     16


Lease by providing Landlord with 30 days prior written notice. If the Premises are not repaired within such 30 day period, this Lease shall terminate. If this Lease is terminated pursuant to this section, Rent shall be apportioned on a per diem basis and paid to the date of the casualty. If the Premises are partially damaged by fire or other casualty but are not rendered substantially untenantable, then Landlord shall proceed with all due diligence to repair the Premises and the Rent shall equitably abate until the Premises are fully restored.

                         ARTICLE 14 - EMINENT DOMAIN
                         ---------------------------

         If the whole of the Building or the whole of the Premises shall be taken by the exercise of the power of eminent domain or pursuant to any transfer in lieu of the exercise of such power (hereinafter called a "Condemnation Proceeding") then this Lease shall terminate as of the date of the taking of possession by or the vesting of title in the condemning authority (such date being hereinafter called the "Taking Date"). If less than the whole of the Building or less than the whole of the Premises shall be taken in a Condemnation Proceeding, Tenant may at its option terminate this Lease as of the Taking Date by giving notice of its exercise of such option within sixty (60) days after the Taking Date, provided that as a result of such taking the Premises (or the remaining portion thereof) may no longer be adequately used for the Permitted Use. If a portion of the Premises shall be taken and Tenant shall not exercise its option to terminate this Lease or if such taking shall not give rise to such option to terminate, then this Lease shall terminate on the Taking Date only as to that portion of the Premises so taken but shall remain in full force and effect with respect to that portion of the Premises not so taken, Landlord shall diligently pursue to completion the repair of the remaining Premises to be operable as a single unit, and the Rent and other charges payable by Tenant hereunder shall be reduced in the ratio in which the diminution of the rentable square footage of the Premises following the Taking Date shall bear to the rentable square footage thereof immediately prior to such Taking Date. Except as otherwise ordered by the court in a Condemnation Proceeding, all income, rent, awards or interest derived from any Condemnation Proceeding shall belong to and be the property of Landlord; provided, however, Tenant shall be entitled to pursue a separate award for its moving expenses, loss of business or goodwill and loss of personal property.

                          ARTICLE 15 - HOLDING OVER
                          -------------------------

         If Tenant without the consent of Landlord retains possession of the Premises or any part thereof after termination of the Term, Tenant shall pay to Landlord Rent at a rate equal to one hundred thirty seven percent (137%) of the rate payable for the month immediately preceding the commencement of said holding over computed on a per month basis for each month or part thereof (without reduction for any partial month) that Tenant remains in possession, and in addition thereto, Tenant shall pay Landlord all direct and consequential damages sustained by reason of Tenant's retention of possession. Such retention of possession shall constitute a tenancy at sufferance on a month-to-month basis, terminable in accordance with law.

                    ARTICLE 16 - SURRENDER OF POSSESSION
                    ------------------------------------

         Upon the termination of the Term Tenant shall immediately surrender the Premises (together with any Changes) to Landlord in good order, repair and condition, ordinary wear and casualty losses for which Tenant is not responsible excepted, and shall remove all office furniture and equipment, trade fixtures and other items of Tenant's property on the Premises. Tenant shall

                                     17


pay Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any such removal. If Tenant fails or refuses to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same and Landlord may dispose of the same without incurring any liability therefor and Tenant shall reimburse Landlord for the cost of such disposition. The provisions of this article shall survive the expiration or earlier termination of this Lease.

                      ARTICLE 17 - DEFAULT AND REMEDIES
                      ---------------------------------

         If Tenant shall default in the payment of any installment of the Rent or in the payment of any other sum required to be paid by Tenant under this Lease and such default shall continue for five (5) days after written notice to Tenant that such payment is past due (provided that such notice need be given only once in any twelve (12) month period during the Term), or if Tenant shall default in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe or perform and such default shall continue for thirty (30) days after written notice to Tenant (or such longer period of time as may be reasonably required to effectuate the cure provided Tenant has commenced the cure within such 30 day period and diligently prosecutes the same to completion), or if the interest of Tenant in this Lease shall be levied upon under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days following the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not be dismissed within ninety (90) days from the date of appointment, or within three (3) years following the Commencement Date the Premises are abandoned or vacant (for a period of more than 90 days) for a cause other than a casualty, or if Tenant shall make an assignment for the benefit of creditors, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, exercise one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

                 (a) Landlord may terminate this Lease, in which event Landlord may immediately repossess the Premises and be entitled to recover, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages, an amount, if any, equal to the Rent which would have been payable during any period of rent-free occupancy provided to Tenant by this Lease, the cost of all leasing commissions paid by Landlord in connection with this Lease, the cost to Landlord of the initial leasehold improvements to the Premises, and all other amounts paid to or on behalf of Tenant in connection with Tenant's entry into this Lease and occupancy of the Premises (including without limitation any moving cost allowance, payments on lease(s) assumed by Landlord, payment for preparation of floor plans and the like), including Landlord's interest expense thereon, all of which amounts shall be amortized over the term of the Lease, and Tenant shall only be responsible for the portion which has not yet amortized at the time of termination, together with a sum of money equal to the excess of the Rent provided to be paid by Tenant for the balance of the Term over the fair market rental value of the Premises, after deduction of all reasonably anticipated expenses of reletting for said period. Should the fair market rental value of the Premises after deduction of all anticipated expenses of reletting for the balance of the then existing Term exceed the Rent to be paid by Tenant for the balance of the Term, Landlord

                                     18


         shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

                 (b) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry (to the extent permitted by law) or unlawful detainer suit, by taking peaceful possession, or otherwise without terminating this Lease, in which event Landlord shall exercise its reasonable efforts to relet the same for the account of Tenant, for such rent and upon such terms as shall be reasonably satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord a sum equal to the amount of the Rent due for each month as the same becomes due and payable for the balance of the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after payment of the reasonable costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting (including broker's fees) (provided, however, that such costs and expenses shall be amortized over the term of any new lease of the Premises, and Tenant shall only be responsible for the portion amortizing during the remainder of the Lease Term) to satisfy the Rent provided for in this Lease and the amounts recoverable by Landlord from Tenant pursuant to subparagraph (a) of this paragraph, Tenant shall satisfy and pay the same upon demand therefor from time to time. Landlord may file suit to recover any sums falling due from time to time and no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. Landlord shall use reasonable efforts to mitigate its damages upon a default by Tenant.

No waiver of any default by Tenant shall be implied from any omission by Landlord to take any action on account of said default if such default persists or shall be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance with any obligation hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. The provisions of this section shall survive any termination of this Lease.

                           ARTICLE 18 - BANKRUPTCY
                           -----------------------

         If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Tenant (including for purposes of this section Tenant's successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on the terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under this Lease, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and

                                     19


approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to take an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commission which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under this Lease in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall be entitled to receive as additional Rent, any amounts received by Tenant in connection with such assignment. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or documentation to have assumed all of the Tenant's obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, or to regain possession of the Premises if this Lease has neither been assumed nor rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502 (b) (6) of the Bankruptcy Code.

                ARTICLE 19 - INSURANCE AND WAIVER OF RECOVERY
                ---------------------------------------------

         19.1. Tenant's Insurance. Tenant shall at all times during the Term
               ------------------
maintain in full force and effect with respect to the Premises public liability insurance having the limits set forth in Article 1 hereof, and workmen's compensation and employer's liability insurance in form and amount required by law, each in the standard form generally of use in the State of Missouri in a company reasonably satisfactory to Landlord. Such insurance shall be subject to modification or cancellation only upon thirty (30) days notice to each certificate holder. Tenant, at or prior to the Commencement Date, and thereafter not less than five (5) days prior to the expiration of any such policy, shall furnish Landlord with a certificate of insurance in such coverage, such certificate to be in a form reasonably acceptable to Landlord and any mortgagee of the Building and, at the request of Landlord, to name Landlord and any such mortgagee as an additional insured as their interests may appear (or in the case of a mortgagee, by means of a standard mortgagee endorsement) . Tenant shall pay to Landlord any increase in the cost of Landlord's insurance attributable to Tenant's use of the Premises. The insurance required above may be carried under blanket or umbrella type coverage. All insurance required by this Section 19.1 shall be with an insurance company licensed to do business in the State where the Premises are located with a general policyholder's rating of not less than "A-" and a financing rating of not less than Class "VIII", as rated by the most current available "Bests" Insurance Reports, and shall be primary and non-contributing.

         19.2. Landlord's Insurance. Landlord shall at all times during the
               --------------------
Term maintain in full force and effect (i) with respect to the Building (other than the Premises) public liability insurance having a limit of not less than $2,000,000 insuring Landlord and Tenant against claims for personal injury and death, (ii) all-risk insurance, with vandalism and earthquake coverage, on the Building in an amount equal to one hundred percent (100%) of the full replacement cost of the Building

                                     20


(exclusive of footings and foundations), and (iii) workmen's compensation and employer's liability insurance in form and amount required by law, each in the standard form generally of use in the State of Missouri. Upon request, Landlord shall furnish Tenant with a certificate of insurance in such coverage. The insurance required above may be carried under blanket or umbrella type coverage. All insurance required by this Section 19.2 shall be with an insurance company licensed to do business in the State where the Premises are located with a general policyholder's rating of not less than "A-" and a financing rating of not less than Class "VIII", as rated by the most current available "Bests" Insurance Reports, and shall be primary and non-contributing.

         19.3  Mutual Waiver of Recovery. Landlord and Tenant hereby mutually
               -------------------------
waive any and all rights of recovery against one another based upon the negligence of either Landlord or Tenant or their agents or employees for real or personal property loss or damage occurring to the Premises or to the Building or any part thereof or any personal property located therein from perils which are able to be insured against in standard fire and extended coverage, vandalism and malicious mischief and sprinkler leakage insurance contracts (commonly referred to as "All Risk") issued in the State of Missouri (whether or not such insurance actually is carried). Landlord and Tenant shall request their insurance carriers to consent to a waiver of all rights of subrogation against each other by inclusion of such a clause in their respective policies or by endorsements thereto. Subject to the foregoing waiver, Tenant shall defend and indemnify Landlord and save it harmless from and against any and all claims against Landlord arising from
(a) Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or Building, (b) the nonperformance of any covenant or agreement on Tenant's part to be performed pursuant to the terms of this Lease or (c) any willful act or negligence of Tenant or of any of its agents, contractors, employees, invitees or licensees, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in any such claim or in any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord; provided that the foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or defense resulting from (i) Landlord's negligence or willful misconduct, or that of its employees, agents or contractors, or (ii) injuries to third parties caused solely by the negligence of Landlord or its contractors, licensees, employees, guests and invitees.

Subject to the foregoing waiver, Landlord shall defend and indemnify Tenant and save it harmless from and against any and all claims against Tenant arising from (a) Landlord's use of the Building or the conduct of its business or from any activity, work or thing done, permitted or suffered by Landlord in or about the Building, (b) the nonperformance of any covenant or agreement on Landlord's part to be performed pursuant to the terms of this Lease or (c) any willful act or negligence of Landlord or of any of its agents, contractors, employees, invitees or licensees, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in any such claim or in any action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord upon notice from Tenant, covenants to resist or defend at Landlord's expense such action or proceeding by counsel reasonably satisfactory to Tenant; provided that the foregoing provision shall not be construed to make Landlord responsible for loss, damage, liability or defense resulting from (i) Tenant's negligence or willful misconduct, or that of its employees, agents or contractors, or (ii) injuries to third parties caused solely by the negligence of Tenant or its contractors, licensees, employees, guests and invitees.

                                     21


It is expressly understood and agreed that none of Landlord's covenants, undertakings and agreements under this Lease are made or intended as personal covenants, undertakings or agreements by Landlord, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord's interest in the Building (including the rents derived therefrom), and no personal liability is assumed by or at any time may be asserted against Landlord.

                   ARTICLE 20 - TAXES ON TENANT'S PROPERTY
                   ---------------------------------------

         If the leasehold improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which leasehold improvements conforming to Landlord's building standard work in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be payable by Tenant. If the records of the City Assessor are available and sufficiently detailed to serve as a basis for determining whether said leasehold improvements are assessed at a higher valuation than Landlord's building standard work, such records shall be binding on both Landlord and Tenant. If the records of the City Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

                         ARTICLE 21 - MISCELLANEOUS
                         --------------------------

         21.1. Expenses. In the event either party institutes legal
               --------
proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgment is entered shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys' fees of the prevailing party. In order to secure the payment of Rent hereunder and all of Tenant's other obligations hereunder, Landlord shall and does have a first lien upon any rents from any permitted subtenant of Tenant.

         21.2. Late Payments. All amounts due Landlord under this Lease
               -------------
shall be considered past due for the purposes hereof on the fifth day after the due date and shall bear interest from such date until paid at an annual rate equal to four percent (4%) in excess of the then publicly announced Prime Rate of the United States money center banks (as published in the Wall Street Journal or a successor publication), which rate shall change as and when such Prime Rate shall be changed by such banks or the highest lawful rate, whichever is less.

         21.3. Notices. Any notice or other communication which either party
               -------
is required or desires to give to the other party shall be in writing and shall be given personally against signed receipt or by United States registered or certified mail, postage prepaid, return receipt requested, or by overnight courier such as Federal Express, addressed to the respective addresses of the parties set forth in Article 1 hereof. Any such notice or other communication shall be deemed to have been delivered on the earlier to occur of the date of receipt or the date of first attempt to deliver, as shown by the records of the carrier. Either party may change its address for notices by notice to the other party in the manner provided in this section.

         21.4. Transfer by Landlord. Landlord has the right to transfer its
               --------------------
interest in the Building and in this Lease, and upon any such transfer Landlord shall automatically be released from all

                                     22


liability under this Lease arising after the date of such transfer, and Tenant shall look solely to such transferee for the performance of Landlord's obligations hereunder from and after the date of such transfer. Landlord may assign its interest in this Lease to a mortgage lender as additional security provided that such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look solely to Landlord for the performance of Landlord's obligations hereunder.

         21.5. Binding Effect, Etc. This Lease, together with the Exhibits
               -------------------
referenced in Article 1, constitutes the entire agreement between the parties with respect to the subject matter hereof, may be amended only in a writing signed by the parties, and shall be binding upon the parties hereto and their respective heirs, personal representatives, executors, successors and permitted assigns, as the case may be. Headings and captions contained in this Lease are for convenience of reference only. All terms used in this Lease shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the context may require. This Lease shall be governed by and enforced in accordance with the laws of the State of Missouri. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

         21.6. Brokers. Each of the parties hereto warrants to the other
               -------
that it has not obligated the other party for any finders', brokers' or other agents' fees in connection with this Lease and Tenant shall indemnify and hold Landlord harmless from and against any and all claims for such fees alleged to have been incurred by Tenant.

         21.7. Estoppel Certificate. Tenant from time to time, upon not less
               --------------------
than ten (10) business days prior written request by Landlord, will promptly deliver to Landlord a duly executed and completed Lease Estoppel Certificate substantially in the form attached hereto as Exhibit E. Landlord, upon not less than twenty (20) days prior written request from Tenant, shall furnish a statement in writing to Tenant covering the matters set forth in Exhibit E, to the extent applicable to Landlord.

         21.8. Memorandum of Lease. At the request of either Landlord or
               -------------------
Tenant the parties shall execute and the requesting party may at its expense record a Memorandum of Lease substantially in the form of that attached hereto as Exhibit H.

         21.9. Force Majeure. Any prevention, delay or stoppage due to
               -------------
strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials, governmental restrictions, regulations or controls (other than delays which could or should have been anticipated or expected), enemy or hostile government action, civil commotion, terrorism, fire or other casualty or other causes beyond the reasonable control of the party required to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except for the obligations imposed with regard to Rent and other charges to be paid pursuant to this Lease (unless otherwise provided in this Lease), and the obligation of Landlord to deliver the Premises by December 1, 2005.

         21.10. Termination. This Lease may be terminated only in accordance
                -----------
with its terms, and no unilateral termination by Tenant or voluntary surrender of this Lease by Tenant shall be effective unless such termination or surrender shall be accepted by Landlord in writing.

         21.11. Relationship. Nothing contained in this Lease shall be
                ------------
deemed to constitute or be construed to create any relationship between Landlord and Tenant other than that of lessor and lessee.

                                     23


         21.12. Corporate Authority. Tenant hereby covenants and warrants
                -------------------
that (a) it is duly authorized to do business in the State of Missouri; (b) the person executing this Lease on behalf of Tenant is an officer of Tenant duly authorized by Tenant to sign and execute this Lease on its behalf; and
(c) this Lease is a valid and binding obligation of Tenant, enforceable in accordance with its terms.

         21.13. No Offer. Submission of the form of this Lease for
                --------
examination shall not bind Landlord in any manner, and no lease or other obligation of Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each party.

         21.14. No Air Rights. No rights to any view or to light or air over
                -------------
any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

         21.15. Lender Requirements. If a lender requires as a condition to
                -------------------
its lending funds, the repayment of which is to be secured by a financial encumbrance on the Building, that certain modifications be made to this Lease, which modifications will not require Tenant to pay any additional amounts or otherwise materially change the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's reasonable request, execute appropriate instruments effecting such modifications.

         21.16. Application of Payments. Landlord shall have the right to
                -----------------------
apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy obligations of Tenant hereunder in such order and amounts as Landlord in its sole discretion may elect.

         21.17. Parking. Landlord shall make available for Tenant's use in
                -------
the parking area described in Section 1.16 hereof on the basis set forth in
Section 1.16 the number of parking spaces as set forth in Section 1.16 hereof. Landlord reserves the right to close, rearrange or relocate the parking area on notice to Tenant so long as at least one hundred (100) parking spaces are available exclusively to Tenant at all times on the Property. Landlord will make visitor parking on the Property available for use by visitors to the Building in areas designated by Landlord from time to time at no charge to Tenant or any approved visitors. Landlord may from time to time publish reasonable rules pertaining to the use of the parking areas and Tenant shall be responsible for enforcing compliance with such rules by Tenant's employees, agents, contractors and visitors. Landlord may revoke Tenant's parking privileges in the event of noncompliance with such rules after written notice of such noncompliance is given to Tenant, a reasonable cure period is afforded, and such noncompliance persists. All parking spaces shall be used only for the personal automobiles of Tenant and its employees and guests (no commercial trucks, motor homes and the like). Overnight parking is not permitted without in each case Landlord's prior consent. Upon Landlord's request, Tenant promptly shall furnish Landlord the names, vehicle descriptions and vehicle license numbers of each authorized user of Tenant's parking spaces. Tenant shall be liable for all costs and expenses suffered or incurred by Landlord in the towing of illegally parked vehicles of Tenant, its employees, agents, contractors or guests.

         21.18. Damage to Property. Notwithstanding any other provision
                ------------------
hereof to the contrary, Landlord or its agents shall not be liable for any damage to property entrusted to employees or agents of Landlord, nor for loss of or damage to any property by theft or otherwise, nor for any

                                     24


injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever, except to the extent caused by the negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments, nor shall Landlord be liable for any latent defect in the Premises or in the Building; provided, however, that Landlord shall repair, at its cost, any latent defects discovered by Landlord or Tenant before or within two (2) years following the Commencement Date. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment. In no event shall Landlord be liable for any consequential damages based on or resulting from any act or omission of Landlord relative to this Lease and its obligations under this Lease. Tenant assumes responsibility for taking reasonable and necessary measures to protect its property from theft, robbery and pilferage.

         21.19. Confidentiality. The terms and conditions of this Lease may
                ---------------
not be disclosed by Tenant to third parties without the prior written consent of Landlord, except attorneys, accountants and other financial advisors, as well as lenders, investors or prospective lenders or investors who agree to keep the terms confidential.

         21.20. Signage. Nothing shall be displayed, painted or affixed by
                -------
Tenant on any part of the exterior or interior of the Building (except within the Premises) without the prior consent of Landlord, and then only of such color, size, style and material as shall be approved by Landlord. Nothing shall be placed in the Premises which may be visible from the exterior of the Building or other premises within the Building (including window treatments) without the prior written consent of Landlord. Landlord shall prescribe standard Building signage design specifications for all tenant entry doors and Tenant shall pay for, use and remove at the expiration or termination of this Lease such signage. Tenant shall pay for the proper removal of such signage (and any other signage identifying Tenant permitted by Landlord) and for the cost of the restoration of the affected area. Landlord shall provide to Tenant at Tenant's expense significant signage on the exterior of the Building in such form as Landlord and Tenant shall mutually approve, such approval not to be unreasonably withheld, delayed or conditioned.

         21.21. Locks. No additional or replacement locks or other security
                -----
devices shall be placed on any door of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, and Tenant shall not permit duplicate keys or entry devices to be made. Additional keys and/or entry devices shall be procured from Landlord and paid for by Tenant. Tenant shall be solely responsible for the security of keys and/or other entry devices to the Premises. All keys and/or entry devices furnished to Tenant shall be surrendered to Landlord at the termination of the Term.

         21.22. Notice to Lender. In the event of any default on the part of
                ----------------
Landlord, Tenant shall give notice by certified mail to any holder of a financial encumbrance covering the Building, whose address shall have been furnished to Tenant, and shall offer such holder a reasonable opportunity to cure the default, including time to obtain possession of the Building, by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

                                     25


         21.23. Time. Time is of the essence with respect to the performance
                ----
and observance of all of the terms, covenants and conditions hereof.

                 ARTICLE 22 - ENVIRONMENTAL LEASE PROVISIONS
                 -------------------------------------------

         22.1. Compliance with Laws. Tenant represents and warrants that it
               --------------------
will comply with all federal, state, and local environmental, safety and health laws, statutes, ordinances, regulations, rules, guidances, and orders (the "Environmental Laws") and will maintain all necessary permits, approvals, and licenses and has made all necessary registrations and notifications in connection with the operation of the Premises.

         22.2. Restriction on Certain Uses. Tenant shall not cause or permit
               ---------------------------
the Premises to be used for any business or activity involving the generation, storage, use, treatment, transportation, disposal or distribution of any pollutant, contaminant, hazardous substance or material, hazardous chemical, toxic substance, hazardous waste, infectious or medical waste (including but not limited to those types of medical wastes identified in 42 U.S.C. 6992a (a) (1) through (11)), solid waste, radioactive material, hazardous chemical, toxic chemical, extremely hazardous substance, petroleum, including crude oil or any fraction thereof, or asbestos-containing material (the "Hazardous Materials") without the prior written consent of Landlord. Landlord hereby acknowledges and agrees that Tenant may use certain Hazardous Materials in the ordinary and customary course of its business, so long as such use is in compliance with all applicable Environmental Laws.

         22.3. Notification. Tenant shall give Landlord immediate notice of
               ------------
any release of Hazardous Materials on, under or from the Premises which is in violation of, or is required to be reported under any Environmental Law, and shall give Landlord written notice within three (3) days after Tenant learns or first has reason to believe that any report, notice, action, claim, or complaint has been made or threatened by any person, entity, or agency concerning the presence, use, release, or disposal of any Hazardous Materials on, under or from the Premises.

         22.4. Inspection of Premises. Landlord may from time to time, upon
               ----------------------
reasonable notice to Tenant, conduct or engage an independent contractor to conduct an environmental audit of the Premises. The environmental audit may include: (a) a physical inspection of the Premises; (b) sampling and analysis of soil, groundwater, surface waters, or any Hazardous Materials; and (c) a review of Tenant's compliance with all Environmental Laws including all documents related thereto. All costs and expenses incurred by Landlord in connection with the environmental audit shall be paid by Landlord, except where such environmental audit reveals that the Premises or any surrounding property has become contaminated due to operations or activities attributable to Tenant, then all of the costs and expense of such audit shall be paid by Tenant.

         22.5 Remediation. Upon identification of environmental
               ----------
contamination or the unpermitted release of Hazardous Materials on, under or from the Premises which was not caused by Tenant, its agents, employees, contractors, or invitees, Landlord will promptly and diligently undertake, at its own expense, any and all repair or remediation necessary to comply with all Environmental Laws and to satisfy all appropriate governmental agencies and upon completion thereof shall provide to Tenant a "no further action letter" or environmental audit evidencing the completion of such remediation. In the event Tenant is unable to occupy all or any portion of the Premises due to any such environmental contamination, Rent due hereunder shall abate proportionately.

                                     26


         22.6. Indemnification by Tenant. Tenant agrees to indemnify,
               -------------------------
defend, and hold harmless Landlord and its agents, from and against any claims, demands, penalties, fines, liabilities, settlements, losses, damages, interest, penalties, costs, response costs or expenses (including, but not limited to, fees for attorneys, consultants, and other experts) (the "Losses") of whatever kind or nature, arising out of or in any way related to: (a) the presence, storage, generation, treatment, disposal, release, or threatened release of any Hazardous Materials on, under or from the Premises; (b) any personal injury, disease, illness, death, property damage (real or personal) or damage to natural resources or the environment arising out of or related to Hazardous Materials on, under or from the Premises; or
(c) any violation of any Environmental Law for which Tenant, its agents, employees, contractors, or invitees are responsible. This indemnification shall not apply where the Losses are caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors, or invitees. This provision is in addition to any other obligations Tenant may have to Landlord at law or in equity and shall survive termination of this Lease. The foregoing indemnification shall apply regardless of the basis of liability or legal principle involved including, but not limited to, claims based on strict liability.

         22.7. Indemnification by Landlord. Landlord agrees to indemnify,
               ---------------------------
defend, and hold harmless Tenant and its agents, from and against any claims, demands, penalties, fines, liabilities, settlements, losses, damages, interest, penalties, costs, response costs or expenses (including, but not limited to, fees for attorneys, consultants, and other experts) (the "Losses") of whatever kind or nature, arising out of or in any way related to: (a) the presence, storage, generation, treatment, disposal, release, or threatened release of any Hazardous Materials on, under or from the Building; (b) any personal injury, disease, illness, death, property damage (real or personal) or damage to natural resources or the environment arising out of or related to Hazardous Materials on, under or from the Building; or
(c) any violation of any Environmental Law for which Landlord, its agents, employees, contractors, or invitees are responsible. This indemnification shall not apply where the Losses are caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors, or invitees. This provision is in addition to any other obligations Landlord may have to Tenant at law or in equity and shall survive termination of this Lease. The foregoing indemnification shall apply regardless of the basis of liability or legal principle involved including, but not limited to, claims based on strict liability.

         22.8. Landlord represents and warrants that (i) based solely on the environmental audit entitled Phase I Environmental Site Assessment for the Markwort Property dated January 9, 2004 and performed by Professional Service Industries, Inc. prepared for BJC Health System and the environmental audit entitled Phase II Investigation for Markwort Property dated February 17, 2004 prepared by Environmental Operations, Inc. for BJC HealthCare the land upon which the Building will be constructed contains no Hazardous Materials to the knowledge of Landlord; (ii) as of the Commencement Date use of the Premises for general office and assembly uses are permissible uses under all applicable zoning codes, laws, rules and regulations; and (iii) to Landlord's actual knowledge there is no claim, suit, litigation, proceeding or action pending or threatened against Landlord or any other party that relates to the Building and/or the use or ownership thereof, and, to Landlord's actual knowledge, there is no basis for any such claim, suit, litigation, proceeding or action (with the exception of eminent domain proceedings to obtain additional parking area for the Building).

                                     27


         IN WITNESS WHEREOF, the undersigned have caused this Lease to be signed and delivered on their behalf as of the day and year stated in
Article 1 above.

TENANT:                               LANDLORD:

STEREOTAXIS, INC.,                    CORTEX WEST DEVELOPMENT I, LLC, a
a Delaware corporation                Missouri limited liability company
                                      By: Center of Research Technology and
                                          Entrepreneurial Expertise, a
                                          Missouri non-profit corporation,
                                          sole member


By: /s/ James M. Stolze               By: /s/ John Dubinsky
    ----------------------------          --------------------------------

Print Name: James M. Stolze           Print Name: John Dubinsky
            --------------------                  ------------------------

Title: VP & CFO                       Title: President
       -------------------------             -----------------------------

                                     28


                                 EXHIBIT A-1
                                 -----------

                          FLOOR PLAN OF FIRST FLOOR
                          -------------------------


                                    A-1



                                 EXHIBIT A-2
                                 -----------

                         FLOOR PLAN OF SECOND FLOOR
                         --------------------------

                                    A-2




                                 EXHIBIT A-3
                                 -----------

          FLOOR PLAN OF EXPANSION SPACE (FIRST EXPANSION AND SECOND
          ---------------------------------------------------------
                     EXPANSION--AGGREGATE SPACE FOR BOTH
                     -----------------------------------


                                    A-3


                                  EXHIBIT B
                                  ---------

              WORK TO BE PERFORMED ON THE PREMISES BY LANDLORD
              ------------------------------------------------

         Landlord and Tenant have agreed upon a schematic layout of the Premises which is attached to this Lease as Exhibit I. Landlord shall prepare, or cause to be prepared at its expense, within thirty five (35) days after the date of this Lease Design Development Drawings for the Premises (the "DD Drawings") which shall contain the following information:

1. Floor plans illustrating the following physical characteristics of the space: hard wall locations, door locations, locations of sound attenuation, labeled rooms with major/critical dimensions, casework locations, equipment locations (copiers, printers, faxes, mail machines, industrial machines, etc.), and preliminary electrical outlet locations.

2. Reflected ceiling plans illustrating the following items: location of ceiling types (acoustic, drywall and specialty ceilings) and light fixture types and locations

3. Finish boards illustrating the following: all major materials in the space, field carpet, accent carpet, stone or ceramic tiles, acoustical ceiling types, paint colors, door species and finish, typical hardware samples (lever handles, cabinet pulls, etc.) in their proposed finish, and light fixture cut sheets.

4. Interior elevations illustrating the following: typical office front elevations and elevations of all major casework in areas such as copy rooms, mail rooms, coffee bars, kitchens, restrooms, and lunch rooms.

5. Perspective renderings illustrating the three dimensional and material aspects of major spaces including lobby/monumental stair, board room and typical office area.

         Tenant shall notify Landlord within five (5) days of any objections it has to the DD Drawings. Tenant and Landlord shall work together diligently to address such objections until satisfactorily resolved by Landlord and Tenant. To this end Tenant agrees to attend (on short advance notice) and to actively participate in design development meetings and to make decisions binding on Tenant when requested to do so in design development meetings. On or before the Design Completion Date, Tenant and Landlord shall endeavor to approve the DD Drawings (the "Approved Drawings"). Tenant shall not be entitled to disapprove the DD Drawings if the DD Drawings are in all material respects consistent with the schematic layout of the Premises attached to this Lease and include a design and finishes which are consistent with those in the following two (2) office buildings: the building in which Clayco Construction is located at 2199 Interbelt Business Center Drive, St. Louis County, Missouri, and the building in which Novus International, Inc. is located at 530 Maryville Centre Drive, St. Louis County, Missouri. In the event Tenant has attended, actively participated in and has made decisions w hen requested to do so in design development meetings and if Landlord and Tenant cannot agree on the DD Drawings on or prior to the Design Completion Date, and if such failure to agree is not based on specialty items, then either party may terminate this Lease by notice to the other party given on or prior to January 30, 2005 in which event the Security Deposit shall promptly be returned to Tenant.

                                    B-1


         In accordance with such Approved Drawings, Landlord shall then construct the improvements to the Premises and all such improvements shall comply with all laws and regulations, including, but not limited to, the Americans with Disabilities Act. All such improvements shall be at Landlord's cost provided, however, that upgrades from Building standard, specialty items, furniture, telecom and data wiring (labor and material) shall be paid for by Tenant.

         All improvements and work to be done on the Premises pursuant to the Approved Drawings shall be performed solely by Landlord or its designated contractors. If Tenant subsequently requests changes to the Approved Drawings, Tenant shall be responsible for all increased costs and expenses associated with such changes, including without limitation the cost of preparing the revisions to the plans. No such changes shall be made without the prior written approval of Landlord after a written request has been made by Tenant.

                                    B-2


                                  EXHIBIT C
                                  ---------

                               BUILDING RULES
                               --------------


                                     C-1


                                  EXHIBIT D
                                  ---------

                           MEMORANDUM OF OCCUPANCY
                           -----------------------


                                     D-1



                                  EXHIBIT E
                                  ---------

                         LEASE ESTOPPEL CERTIFICATE
                         --------------------------

                                     E-1



                                  EXHIBIT F
                                  ---------

             FORM OF SUBORDINATION AND NON-DISTURBANCE AGREEMENT
             ---------------------------------------------------

                                     F-1



                                  EXHIBIT G
                                  ---------

                           CLEANING SPECIFICATIONS
                           -----------------------

                                      G-1


                                  EXHIBIT H
                                  ---------

                             MEMORANDUM OF LEASE
                             -------------------


                                     H-1



                                  EXHIBIT I
                                  ---------

                      SCHEMATIC LAYOUT OF THE PREMISES
                      --------------------------------


                                    I-1



                                  EXHIBIT J
                                  ---------

                                  SITE PLAN
                                  ---------


                                     J-1